As filed with the Securities and Exchange Commission on November 5, 1997 - Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TOWER AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)
                  Delaware                                41-1746238
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)
                  4508 IDS Center, Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)
                       Tower Automotive Union 401(k) Plan
                 Tower Automotive Profit Sharing Retirement Plan
                     Tower Automotive Employee Savings Plan
                  Tower Automotive Employee 401(k) Savings Plan
                    Tower Automotive Savings Investment Plan
                   Tower Automotive Savings and Security Plan
                            (Full Title of the Plans)
          Scott D. Rued, 4508 IDS Center, Minneapolis, Minnesota 55402
                     (Name and address of agent for service)
                          Copies of Communications to:
                              Michael G. Wooldridge
                      Varnum, Riddering, Schmidt & Howlett
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

                                                        Proposed              Proposed
          Title of                                       Maximum               Maximum
      Securities Being           Amount to be        Offering Price           Aggregate             Amount of
         Registered               Registered          Per Share(2)        Offering Price(2)     Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                510,000 shares(1)          $42.125             $21,483,750            $6,510.22
-------------------------------------------------------------------------------------------------------------------

(1) Includes (a) 70,000 shares that may be issued pursuant to the Tower Automotive Union 401(k) Plan, (b) 45,000 shares that may be issued pursuant to the Tower Automotive Profit Sharing Retirement Plan, (c) 200,000 shares that may be issued pursuant to the Tower Automotive Employee Savings Plan, (d) 130,000 shares that may be issued pursuant to the Tower Automotive Employee 401(k) Savings Plan, (e) 20,000 shares that may be issued pursuant to the Tower Automotive Savings Investment Plan, and (f) 45,000 shares that may be issued pursuant to the Tower Automotive Savings and Security Plan, until a new Registration Statement becomes effective. All such plans are collectively referred to herein as the "Plans."
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $42.125 per share, the average of the high and low sales prices for the Common Stock of Tower Automotive, Inc. on the New York Stock Exchange on October 31, 1997, in accordance with Rule 457(h).


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered and sold pursuant to the Plans described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-12733) filed February 11, 1997, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as well as any Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-6. The Company hereby undertakes that it shall submit the Plans and any amendments thereto to the Internal Revenue Service in order to maintain the Plans as qualified plans under Section 401 of the Internal Revenue Code of 1986, as amended, to the extent required.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 3rd day of November, 1997.



                                        TOWER AUTOMOTIVE, INC.


                                        By /s/ S. A. Johnson
                                           S. A. Johnson, Chairman of the Board



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dugald K. Campbell and Anthony A. Barone, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection there-with, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on November 3, 1997, by the following persons in the capacities indicated.


/s/ S. A. Johnson                            /s/ Adrian Vander Starre
S. A. Johnson, Chairman and Director         Adrian Vander Starre, Director

/s/ Dugald K. Campbell                       /s/ Anthony A. Barone
Dugald K. Campbell, President,               Anthony A. Barone, Vice President
Chief Executive Officer and Director         and Chief Financial Officer
(Principal Executive Officer)

/s/ Scott D. Rued                            /s/ James R. Lozelle
Scott D. Rued, Director                      James R. Lozelle, Director


Eric J. Rosen, Director                      /s/ W.H. Clement
                                             W.H. Clement, Director

/s/ F. J. Loughrey
F. J. Loughrey, Director                     Matthew O. Diggs, Jr. Director

/s/ Kim B. Clark
Kim B. Clark, Director

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit
Number                       Description of Document


5 Determination Letters issued by the Internal Revenue Service evidencing the Plans' qualification under Section 401(a) of the Internal Revenue Code

23       Consent of Arthur Andersen, LLP -included on page S-3 hereof

24       Power of Attorney included in Part II of Registration Statement

                                   EXHIBIT 5

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201
                                              Employer Identification Number:
Date: August 21, 1996                                  41-1746238
                                              DLN:
TOWER AUTOMOTIVE, INC.                                 17007046006006
C/O MARY W. MANGUSE                           Person to Contact:
VARNUM, RIDDERING, SCHMIDT & HOWLETT                   JUDY HEGENER
333 BRIDGE ST., NW, PO BOX 352                Contact Telephone Number:
GRAND RAPIDS, MI   49501-0352                          (513) 684-3957
                                              Plan Name:
                                                        RET. PLAN

                                              Plan Number: 002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated August 05, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on 04/28/95 & 06/26/98.

     This determination letter is also applicable for the amendment(s) adopted on 12/21/94 & 03/30/95.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the Plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

TOWER AUTOMOTIVE, INC.



     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                Sincerely yours,

                                       /s/

                                District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1997, incorporated by reference in Tower Automotive, Inc.'s Form 10-K for the year ending December 31, 1996, and to all references to our Firm included in this registration statement.


                                  /s/ ARTHUR ANDERSEN LLP
                                  ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
November 5, 1997






                                   Exhibit 23